EXHIBIT 99.1

Bitstream Inc. Reports First Quarter Results for 2007

The Company reported first quarter revenue of $5,491,000 and net income of $716,000 or $0.07 diluted net income per share.

CAMBRIDGE, MA—(Business Wire)—May 7, 2007—Bitstream Inc. (Nasdaq: BITS) today reported that it increased total revenue by $936,000 or 20.5% to $5,491,000 for the three months ended March 31, 2007 as compared to $4,555,000 for the three months ended March 31, 2006. We generated operating income of $603,000 for the three months ended March 31, 2007, as compared to $389,000 for the three months ended March 31, 2006. Our net income increased $318,000 or 80% to $716,000 or $0.07 per diluted share for the three months ended March 31, 2007 as compared to net income of $398,000 for the three months ended March 31, 2006. The Company’s cash and cash equivalents at March 31, 2007 totaled $11,688,000, an increase of $1,146,000 from $10,542,000 at December 31, 2006.

“We are very pleased with our continued revenue growth, achieving 20% growth for the quarter ended March 31, 2007 as compared to the quarter ended March 31, 2006”, said Anna M. Chagnon, President and Chief Executive Officer. “We continue to improve our operating performance as demonstrated by operating income of $603,000 for the quarter ended March 31, 2007, an increase of $214,000 or 55% as compared to the first quarter of 2006 and an increase of $130,000 or 27.5% as compared to the fourth quarter of 2006. Based on our results for the quarter ended March 31, 2007, we believe that our targets for the year ended December 31, 2007 of $25 million in revenue and $3 million in operating profit continue to be achievable.”

FIRST QUARTER 2007 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

January 15, 2007 — Bitstream announced the release of Pageflex™ Storefront 5, a major release of the product that gives print service providers and corporate marketing departments an easy-to-use system to develop, implement, and manage attractive Web-to-print document customization and purchasing sites.

February 12, 2007 — Bitstream announced its latest offerings in mobile browsing, messaging and font technology solutions at the 3GSM World Congress in Barcelona, Spain. Products featured in the Company’s booth included: the ThunderHawk™ browser for mobile handsets, myMMS™, a creative mobile messaging application, and Bitstream core mobile technologies for rendering worldwide text in handsets and mobile applications.

February 13, 2007 — Bitstream announced that it is the first PPML producer to be awarded certification by the Print On Demand Initiative (PODi). The Company achieved PPML Certification for its Pageflex product line of variable data publishing software.

February 15, 2007 — Bitstream announced that three of its Pageflex-based solutions customers have been selected as winners in the annual PODi Best Practices Awards, dominating the PODi Best Practice Awards for Digital Printing and Variable Data.

March 1, 2007 — Bitstream announced the release of Pageflex™ Persona™ Cross Media Suite 2007. This is a significant upgrade to the Company’s desktop software that enables the creation of database-driven variable data print and personalized HTML emails. This release introduces new features that provide unlimited design and content variability within an individual document, as well as graphic design and production workflow enhancements.

April 18, 2007 — Bitstream announced a robust new campaign tracking technology. These campaign tracking features are available with the Pageflex product, and enable users to track each aspect of their marketing campaigns. This level of detail gives marketers a solid understanding of whether their marketing campaigns are effective and where they are getting the best return on their marketing investment.

April 19, 2007 — Bitstream announced that Pageflex Storefront was named the Best of Show Award winner in the category of Web-to-Print Solutions at the On Demand Conference and Exhibition and that Pageflex 5.0, Bitstream’s enterprise solution for variable publishing, was given an honorable mention award in the category of Document Creation Software. This marks the second consecutive year that Pageflex Storefront has been honored with the Best in Show Award at the On Demand Conference

CONFERENCE CALL REMINDER

Today, May 7, 2007, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended March 31, 2007:

•	Domestic Dial-in number: 1-866-835-8903
•	International Dial-in number: 1-703-639-1410

Call into the conference number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact at Bitstream: (617) 497-6222.

A replay of the conference call will be available through May 17, 2007 (access code): 1082926

•	Domestic Replay number: 1-888-266-2081
•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2006.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Revenue:
Software license	$4,472	$3,715
Services	1,019	840

Total revenue	5,491	4,555
Cost of revenue:
Software license	1,708	1,385
Services	492	376

Total cost of revenue	2,200	1,761

Gross profit	3,291	2,794

Operating expenses:
Marketing and selling	992	756
Research and development	1,112	1,089
General and administrative	584	560

Total operating expenses	2,688	2,405

Operating profit	603	389
Interest income, net	124	20

Income before provision for income taxes	727	409
Provision for income taxes	11	11

Net income	$716	$398

Basic net earnings per share	$0.08	$0.05

Diluted net earnings per share	$0.07	$0.04

Basic weighted average shares outstanding	9,409	8,745

Diluted weighted average shares outstanding	10,931	10,589

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$11,688	$10,542
Accounts receivable, net	2,172	2,349
Prepaid expenses and other current assets	520	460

Total current assets	14,380	13,351

Property and equipment, net	437	402

Other assets:
Restricted cash	150	150
Goodwill	727	727
Intangible assets	92	87

Total other assets	969	964

Total assets	$15,786	$14,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,104	$887
Accrued expenses	932	1,680
Deferred revenue	1,355	1,425

Total current liabilities	3,391	3,992

Long-term liabilities	89	99

Total liabilities	3,480	4,091

Total stockholders’ equity	12,306	10,626

Total liabilities and stockholders’ equity	$15,786	$14,717

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com